ARTICLES OF INCORPORATION
OF
NAVIGATOR FUND, INC.

FIRST: I, the understigned, Stephen W. Kline, whose post office address is 30 Valley Stream Parkway, Malvern, Pennsylvania 19355, being at least eighteen years of age, hereby associate myself as incorporator with the intention of forming a corporation (hereinafter referred to as the "Corporation ") under the general laws of the State of Maryland.

SECOND: The name of the Corporation is Navigator Fund, Inc.

THIRD: The purpose for which the Corporation is formed is to operate as an open-end, management investment company. The Corporation may exercise all of the powers provided in these Articles or granted by law.

FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is:

c/o The Corporation Trust Incorporated
32 South Street
Baltimore, MD  21202

The name and post office address of the initial resident agent of the Corporation in the State of Maryland is:

The Corporation Trust Incorporated
32 South Street
Baltimore, MD  21202

FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares of common stock, of a par value of one cent ($.01) per share and having an aggregate par value of Ten Million Dollars ($10,000,000), One Hundred Million (100,000,000) such shares being designated and classified the "Global Equity Portfolio shares" and One Hundred Million (100,000,000) the "Global Income Portfolio shares" and having the respective rights, powers, resrictions, qualifications and characteristics set fourth herein.

Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to authorized the issuance of shares of stock of the Corporation for such consideration as may be fixed by the Board of Directors. The Board of Directors of the Corporation are authorized to increase or decrease the total of authorized shares of common stock of the Corporation, without a vote of the shareholders in accordance with the applicable provisions of the Maryland General Corporation Law.

The Board of Directors of the Corporation shall have the power to classify and reclassify any unissued shares of stock of the Corporation, from time to time, by setting or changing the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board my determine. At any time when there are no shares outstanding of a class of shares previously classified by the Board of Directors or designated herein, such class may be terminated by the Board of Directors. The term "class" as used herein shall include series of shares.

The holder of each share of stock of the Corporation shall be entitled to one vote for each full share and a fractional vote for each fractional share of stock. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding shall be voted in the aggregate, and not by class, except (1) when otherwise expressly provided by the maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by class, or (3) when the matter to be voted does not affect any interest of a class, then only stockholders of the affected class shall be entitled to vote thereon.
There shall be no cumulative voting.

Notwithstanding any provision of the Maryland General Corporation Law requiring more than a majority of the votes of all classes, or any class, of stock entitled to vote on a matter, including but not limited to amending the Articles of Incorporation, the Corporation may take or authorize corporate action upon the favorable vote of a majority of the shares of stock of all classes, or the class or classes entitled to vote thereon as provided in the preceding paragraph.

Except as to unissued shares with are reclassified as provided herein, each class of stock of the Corporation shall have the following powers, preferences, rights, and the characteristics, restrictions and limitations thereof shall be as follows:

1. All consideration received by the Corporation for the issue or sale of stock of a class, together with all assets, income and proceeds derived from the sale, exchange or liquidation of assets of such class, and any funds or payments derived from any reinvestment thereof, shall belong to such class and shall be so recorded upon the books of account of the Corporation.

2. The assets of any class of stock shall be charged with the liabilitites of such class, and with such share of the general liabilities of the Corporation as the Board of Directors may determine.

3. Dividends or distributions on shares of a class of stock shall be paid only out of earnings, surplus or other legally available assets of such class.

4. In the event of the liquidation or dissolution of the Corporation, stockholders of a class shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class, and the assets so distriutable to the stockholders of any class shall be distributed among such stockholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets of the Corporation not belonging to any particular class of stock and available for distribution, such assets shall be distributed to the holders of stock of all classes in proportion to the relative net asset values of the respective classes determined as provided by the Board of Directors.

5. The holders of the shares of stock of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its stock or other securities.

6. The Global Equity Portfolio shares and the Global Income Portfolio shares be redeemable at the net asset value thereof, calculated as provided by the Board of Directors, and the proceeds of redemption shall by payable in cash or in other assets lawfully available therefore, or a combination thereof, as determine by the Board of Directors. The Board of Directors may, from time to time, place such restrictions on the right of redemption and the manner of effecting redemptions as, in their judgment, is necessary and desirable provided, however, that no such restriction may be imposed which is not permitted by the requirements of the Investment Company Act of 1940, as amended. Subject to the foregoing, the Global Equity
Portfolio shares and the Global Income Portfolio shares shall be redeemable by the holders thereof upon request. In addition, the Corporation shall have the right to require redemption of the shares of any Portfolio at the net asset value of such shares upon such terms and in such manner as the Board of Directors shall determine, in accordance with the applicable provisions of the Maryland General Corporation Law.

SIXTH: The Board of Directors initially shall consist of four (4) directors, and the name of the directors who shall act as such until successors or additional directors are elected and qualify are Richard T. Coghlan, Howard W. Gross, Stephen Michael Alexander and Lee G. Fishman. Thereafter, but prior to the issuance by the Corporation of any capital stock the number of Directors shall be established as provided in the Bylaws of the Corporation, but shall not be less than three.

SEVENTH: (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, as amended from time to time, no director or officer of the Corporation shall have any liability to the Corporation or its security holders for money damages. This limitation on liability applies to liabilities incurred for acts or omissions occurring at the time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

(b) Notwithstanding the foregoing, this Article SEVENTH shall not operate to protect any director or officer of the Corporation against any liabiltiy to the Corporation or its security holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties invovled in the conduct of such person's office.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and all rights, contract and otherwise, conferred herein upon the stockholders are granted subject to such reservation.

IN WITHNESS WHEREOF, the undersigned incorporation of Navigator Fund, Inc. who executed the foregoing Articles of Incorporation, hereby acknoledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

Dated the 3rd day of July, 1995.

Stephen W. Kline

NAVIGATOR FUND INC.
ARTICLES OF AMENDMENT

NAVIGATOR FUND, INC., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the "Corpation"), hereby certifies to the State Department of Asseessments and Taxation that:

FIRST: The Corporation is registered as an open-end management company under the Investment Company Act of 1940.

SECOND: The Articles of Incorporation of the Corporation, as amended and supplemented, are hereby by deleting the only paragraph of Article
SECOND in its entirety and inserting the following paragraph in lieu thereof:

The name of the corporation is S.I.S. Mercator Fund, Inc.

THIRD: The Articles of Incorporation of the Corporation are further amended by deleting the old corporate name from the Articles of Incorporation wherever it appears, and inserting in lieu thereof the new corporate name as changed hereby.

FOURTH: The amendments to the Articles of Incorporation of the Corporation as set forth above have been duly approved by a majority of the entire
Board of Directors of the Corporation as required by law and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Coporation.

FIFTH: The amendments to the Articles of Incorporation of the Corporation as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifiacitons, or terms or conditions of redemption of the shares that are the subject of the name changes.

SISTH: The Articles of Amendment shall become effective upon accepting by the Maryland State of Assessments and Taxation.

IN WITNESS WHEREOF, NAVATOR FUND, INC. has caused there Articles of Amendment to be signed in it sname on its behalf by its Chairman and President and attested by its Secretary, on 9/28/, 1995.

NAVIGATOR FUND, INC.

By:
Dr. Richard T. Coghlan

Attest:

Brian R. Cassidy